SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : August 10, 2004

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +31 205 020000

(Former name or former address, if changed since last report)

Item 5.	Other Events

On August 09, 2004, VIA NET.WORKS, Inc. issued a press release announcing it has entered into an agreement to acquire the continental European operations of PSINet Europe B.V.

A copy of the press release is attached as Exhibit 99.

Description.

(c)	Exhibit.

99	Press Release dated August 09, 2004 announcing agreement to acquire continental Europe operations of PSINet Europe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VIA NET.WORKS, INC.
Date: August 10, 2004	By:	/s/ Matt S. Nydell
Matt S. Nydell
Senior Vice President, General Counsel and Secretary